Exhibit 99.4

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on December 12, 2019.
Online
Go to www.investorvote.com/BRBS or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BRBS

  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A	Proposals – The Board of Directors recommend a vote FOR Proposals 1 and 2.

For	Against	Abstain

1.  To approve the Agreement and Plan of Reorganization, dated as of May 13, 2019, between Blue Ridge Bankshares, Inc. (“Blue Ridge”) and Virginia Community Bankshares, Inc. (“VCB”), including the related Plan of Merger, pursuant to which VCB will merge with and into Blue Ridge, as more fully described in the accompanying joint proxy statement/prospectus.

☐	☐	☐

	For	Against	Abstain
2. To adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The material is available at: www.envisionreports.com/BRBS

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  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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REVOCABLE PROXY — BLUE RIDGE BANKSHARES, INC.

Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — December 12, 2019

Larry Dees, James E. Gander, II and Robert S. Janney, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Blue Ridge Bankshares, Inc. to be held at the main meeting room of the Luray Volunteer Fire Department, 1 Firehouse Lane, Luray, Virginia, on December 12, 2019 at 3:00 p.m., Eastern Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.